                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   CHILDREN'S COMPREHENSIVE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                             805 South Church Street
                          Murfreesboro, Tennessee 37130

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 12, 1997

                                 --------------


         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Children's Comprehensive Services, Inc. (the "Company"), will be held at the offices of the Company located at 805 South Church Street, Murfreesboro, Tennessee, on Wednesday, November 12, 1997 at 10:00 a.m., local time, for the following purposes:

         (1) To elect six directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

         (2) To consider a proposal to approve the Company's 1997 Stock Incentive Plan;

         (3) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year; and

         (4) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on September 26, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the meeting.

                                       By Order of the Board of Directors


                                       /s/ Donald B. Whitfield
                                       ------------------------------
                                       Donald B. Whitfield
                                       Secretary


Murfreesboro, Tennessee
October 17, 1997

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME BEFORE IT IS VOTED.

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.

                             805 South Church Street
                          Murfreesboro, Tennessee 37130

                                 --------------

                                 PROXY STATEMENT

                                 --------------

         The accompanying proxy is solicited by the Board of Directors of Children's Comprehensive Services, Inc. (the "Company ") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 12, 1997, at 10:00 a.m., local time, at the offices of the Company, and any adjournments thereof, notice of which is attached hereto.

         This Proxy Statement and the Company's Annual Report to shareholders for the fiscal year ended June 30, 1997 (the "Annual Report") have been mailed on or about October 17, 1997, to all shareholders of record on September 26, 1997.

         The purposes of the Annual Meeting are: to elect six directors; to consider a proposal to approve the Company's 1997 Stock Incentive Plan; to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the next fiscal year; and to transact such other business as may properly be brought before the meeting.

         A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before the shares subject to it are voted by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of all director nominees, FOR approval of the Company's 1997 Stock Incentive Plan and FOR the approval of Ernst & Young LLP.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's regular officers or employees personally or by telephone or telegram. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

         In March 1997, the Company's Board of Directors voted to change the fiscal year end from March 31 to June 30, effective with the three month period ended June 30, 1996. Accordingly, all references herein to the fiscal year ended June 30, 1997 or fiscal 1997 are references to the twelve-month period ended June 30, 1997.

                    VOTING STOCK OUTSTANDING AND SHAREHOLDERS

         The Board of Directors has fixed the close of business on September 26, 1997 as the record date for the Annual Meeting (the "Record Date"). The Company's only outstanding class of securities is its Common Stock. On the Record Date, the Company had outstanding 7,815,008 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy authorized in writing.

                                     VOTING

         The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. An affirmative vote of a plurality of the shares represented and voting in person or by proxy at the meeting is required for the election of directors. The affirmative vote of a majority of the shares represented and entitled to vote is required for approval of the 1997 Stock Incentive Plan. The affirmative vote of a plurality of the shares represented and voting is required for ratification of the Company's selection of independent auditors and all other business as may properly come before the meeting or any adjournments thereof.

           Under applicable securities laws, Tennessee law and the Restated Charter and Bylaws, an abstention or withholding of authority to vote will have no effect on the election of directors or the ratification of the Company's selection of independent auditors, since each of these matters is determined by the number of votes cast. With regard to such matters, however, shares represented at the meeting by proxies containing instructions to abstain, or withholding authority to vote, will nonetheless be counted as present for purposes of determining whether a quorum exists. An abstention or withholding of authority to vote will have the effect of a vote against approval of the 1997 Stock Incentive Plan, because the affirmative vote of a majority of the shares present or represented and voting will be required to approve such matter. If the 1997 Stock Incentive Plan is approved by a majority of the voting power of the Common Stock present or represented and entitled to vote (counting each abstention or withholding of authority to vote as a vote against the 1997 Stock Incentive Plan), the approval of the plan will also constitute approval for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended.

         A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Only the proposal to approve the 1997 Stock Incentive Plan is deemed to be a non-routine matter. Under Tennessee law and the Company's Charter and Bylaws, broker non-votes will have no impact on the election of directors or the ratification of the Company's selection of independent accountants, but will have the effect of a vote against the 1997 Stock Incentive Plan. Shares represented by a proxy card marked with a non-vote will be counted as present for purposes of determining the existence of a quorum.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         Directors are elected each year to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Company's Bylaws provide for a minimum of three (3) and a maximum of fifteen (15) directors, the exact number to be set by the Board of Directors. The current Board of Directors consists of six (6) members, all of whom are nominees to be elected as directors at the Annual Meeting. Unless contrary instructions are received, shares represented by proxies will be voted in favor of the election as directors of all the nominees named below. If for any reason any of such nominees is unable to serve, the persons voting the proxy have advised the Company that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will be unable to be candidates at the Annual Meeting, and therefore, does not at this time have any substitute nominees under consideration. The information relating to the six nominees set forth below has been furnished to the Company by the individuals named.

         The directors shall be elected by a plurality of the votes cast in the election by holders of the Common Stock represented and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

                                    DIRECTORS


          Name                   Age             Position(s) with Company        Director Since
          ----                   ---             ------------------------        --------------
William J Ballard                55           Chairman, Chief Executive Officer   May 1993
                                              and Director
Amy S. Harrison                  47           Vice Chairman, President            May 1988
                                              and Director
Martha A. Petrey, Ph.D.          54           Executive Vice President and        May 1988
                                              Director
Thomas B. Clark                  55           Director                            September 1994
joseph A. Fernandez, Ed.D.       61           Director                            September 1994
David L. Warnock                 39           Director                            September 1994


-------------------

         Mr. Ballard has served as Chief Executive Officer of the Company since March 1993, as a director since May 1993, and as Chairman of the Board since September 1994. Mr. Ballard also served as President of the Company from March 1993 to February 1996. From May 1992 through March 1993, Mr. Ballard served as Vice President of Cumberland Health Systems, Inc., in connection with its proposed merger with the Company. From June 1990 through May 1992, Mr. Ballard served as Vice President - Finance and Treasurer of the Company. Prior to such time, Mr. Ballard served as President of Paladin Capital, Inc. From March 1988 through May 1990, and as President of Major Safe Co., Inc. from 1973 through 1987.

         Ms. Harrison has served as Vice Chairman of the Company since May 1990, as President since February 1996 and as a director of the Company since May 1988. From March 1988 through September 1994, Ms. Harrison served as an Executive Vice President of the Company. In 1977 Ms. Harrison founded a group of corporations collectively known as Advocate Schools, and served as an executive officer and a director of those corporations until their acquisition by the Company in March 1988. Ms. Harrison also currently serves as a consultant to the California State Department of Education and has had numerous state and county appointments.

         Dr. Petrey has served as an Executive Vice President of the Company since March 1988 and as a director since May 1988. Dr. Petrey served as an executive officer and a director of Advocate Schools from 1980 until their acquisition by the Company in March 1988. Dr. Petrey holds a Ph.D. In clinical psychology from the University of South Carolina and is a licensed clinical psychologist with experience in both public and private practice.

         Mr. Clark is President of Pinkerton Consulting & Investigations Division, a division of Pinkerton's, Inc., a security services firm. From October 1994 until July 1997 Mr. Clark was an attorney-at-law in private practice. From January 1994 until October 1994, he served as Executive Vice President-Administration and General Counsel of Genesco, Inc., a footwear and apparel manufacturer and retailer headquartered in Nashville, Tennessee. Prior to assuming that position, Mr. Clark served as a partner in the law firm of Boult, Cummings, Conners & Berry in Nashville, Tennessee from 1987 to 1994.

         Dr. Fernandez is President of Joseph A. Fernandez & Associates, Inc., an education consulting firm. From June 1993 until June 1996, Dr. Fernandez served as President and Chief Executive Officer of School Improvement Services, Inc., a Winter Park, Florida organization which provides consulting services related to school improvement at the state, district or school level. From 1993 until 1995, Dr. Fernandez also served as the President of the council of Great City Schools, a Washington, D.C. based organization representing fifty of the largest urban school districts in the United States. Prior to assuming such positions in 1993, Dr. Fernandez served as Chancellor of the New York City Public Schools from 1990 to 1993 and as Superintendent of the Dade County Public Schools in Miami, Florida from 1987 to 1990. Dr. Fernandez received his Doctor of Education from Nova University in 1985.

         Mr. Warnock is a partner at Cahill, Warnock & Company, an investment management company, as well as a consultant to the Advisory Committee of T. Rowe Price Strategic Partners Fund II, L.P. ("Strategic Partners"), a principal shareholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management - Certain Beneficial Owners". Until July 1995, Mr. Warnock served as President of T. Rowe Price Strategic Partners II, L.P., the general partner of Strategic Partners, and as a Vice President of T. Rowe Price Associates, Inc. Mr. Warnock serves as a director on the boards of Alliance National, Inc., The Right Start, Inc. and Concorde Career Colleges, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Compensation Committee (the "Compensation Committee") is currently composed of Messrs. Clark and Warnock and Dr. Fernandez. The Compensation Committee, which met five times during the fifteen months ended June 30, 1997, is responsible for review and approval of the Company's executive compensation policies and administers the Company's stock incentive plans. See "Executive Compensation - Compensation Committee Report."

         The Company's Audit Committee (the "Audit Committee") is currently composed of Messrs. Clark and Warnock and Dr. Fernandez. The Audit Committee, which met one time during the fifteen months ended June 30, 1997, reviews the Company's internal accounting controls and systems, the results of the Company's annual audit and the Company's accounting policies and any changes therein.

         The Nominating Committee, which did not formally meet during the fifteen months ended June 30, 1997, is currently composed of all the members of the Board of Directors. The primary function of the Nominating Committee is to recommend persons to be considered for election to the Board of Directors. In making such recommendation, the Nominating Committee will consider nominations submitted by shareholders to the Secretary of the Company prior to the deadline for shareholder proposals as further described under "Proposals of Shareholders" below.

         During the fifteen months ended June 30, 1997, the Company's Board of Directors met seven times. Every incumbent director attended at least seventy-five percent (75%) of the combined total meetings of the Board of Directors and committees of the Board of Directors on which the director served at any time during the fifteen month period ended June 30, 1997.

DIRECTOR COMPENSATION

         The Company's non-employee directors receive an annual retainer of $4,000 and reimbursement for expenses. In addition, the Company has adopted the 1989 Stock Option Plan for Non-Employee Directors, as amended, pursuant to which each non-employee director of the Company receives an automatic annual stock option grant to purchase 3,750 shares of Common Stock with an exercise price per share equal to the fair market value of the Common Stock on the date of grant. The Company's Board of Directors has approved the 1997 Stock Incentive Plan, subject to approval by the Company's shareholders. See "Proposal 2: Approval of 1997 Stock Incentive Plan." Under the provisions of the 1997 Stock Incentive Plan, the Company's non-employee directors would each receive an automatic annual stock option grant to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. If such plan is approved by the Company's shareholders at the Annual Meeting, no further stock options will be awarded under the 1989 Stock Option Plan for Non-Employee Directors. The Board of Directors may, in the future, adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company and its shareholders and the financial abilities of the Company.

                               EXECUTIVE OFFICERS

         The following are the current executive officers of the Company.


      NAME                      AGE                 POSITION(S) WITH COMPANY
      ----                      ---                 ------------------------
William J Ballard               55         Chairman, Chief Executive Officer and Director
Amy S. Harrison                 47         Vice Chairman, President and Director
Martha A. Petrey, Ph.D.         54         Executive Vice President and Director
H. Neil Campbell                43         Executive Vice President
Stephen H. Norris               52         Executive Vice President
Vicki M. Agee, Ph.D.            58         Vice President
Kathryn Behm Celauro            49         Vice President - Business Development
Mary P. Trainor                 51         Vice President
Donald B. Whitfield             45         Vice President - Finance, Secretary and Treasurer

---------------------

         The following background information relates to those executive officers who are not also directors. For information regarding the executive officers who are also directors, see "Directors."

         Mr. Campbell has served as an Executive Vice President of the Company since June 1997. Since December 1995 Mr. Campbell has served as the President and Chief Executive Officer of Vendell Healthcare, Inc. and from December 1993 until December 1995 he served as Executive Vice President and Chief Financial Officer of Vendell Healthcare, Inc. Mr. Campbell served as Senior Vice President of the Medical Markets Group of General Electric Capital Corporation from December 1992 until December 1993 and as Vice President Finance for OrNda Healthcorp from November 1990 until December 1992.

         Mr. Norris has served as an Executive Vice President of the Company since April 1993. From June 1990 through March 1993, Mr. Norris served as President of the Company. From December 1988 to May 1990, Mr. Norris served as Executive Director of the Tennessee Business Roundtable and, from 1985 to 1988, Mr. Norris served as Commissioner of the Tennessee Department of Corrections.

         Dr. Agee has served as a Vice President of the Company since September 1995. From July 1991 through September 1995, Dr. Agee served as Senior Vice President and Clinical Director for Youth Services International, Inc. Prior to July 1991, Dr. Agee served as Director of Correctional Services for New Life Youth Services, Inc. Dr. Agee holds a Ph.D. in clinical psychology from the University of Texas and is a licensed clinical psychologist.

         Ms. Celauro has served as Vice President - Business Development since November 1993. From April 1993 through October 1993, Ms. Celauro served as a Vice President of Cumberland Health Systems, Inc. From January 1987 through March 1993, Ms. Celauro served in various capacities with the Company, including Senior Vice President, Vice President and Secretary. From September 1985 to January 1987, Ms. Celauro served as Commissioner of Revenue for the State of Tennessee. Prior to that time, she served as legal counsel to the Commissioner of Finance and Administration and was an Assistant Attorney General for the State of Tennessee for four years.

         Ms. Trainor has served as a Vice President of the Company since 1989. Ms. Trainor served as Administrative Director of Advocate Schools from 1985 to 1988 and joined the Company as Director of Operations, Advocate Schools and Group Homes in March 1988 following the Company's acquisition of Advocate Schools.

         Mr. Whitfield has served as Vice President - Finance, Secretary and Treasurer of the Company since March 1993. Mr. Whitfield has been employed by the Company since March 1988 in various capacities, including Controller, Assistant Secretary and Assistant Treasurer. Mr. Whitfield is a certified public accountant.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of the Record Date with respect to those persons known to the Company to be the beneficial owners of more than five percent (5%) of the Common Stock. Unless otherwise noted, the Company has been advised that all of the shares listed below are beneficially owned and, the sole investment and voting power is held, by the person or entity named.

                                                   AMOUNT AND NATURE OF
   NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP    PERCENT OF CLASS
   ------------------------------------            --------------------    ----------------
T. Rowe Price Strategic Partners Fund II, L.P.        834,280                  10.68%
100 East Pratt Street
Baltimore, MD 21202
Vendell Healthcare, Inc.                              642,978(1)               8.23%
3401 West End Ave.
Nashville, TN  37203
The Kaufman Fund, Inc.                                500,000(2)               6.40%
140 East 45th Street, 43rd Floor
New York, NY  10017
AIM Management Group, Inc.                            646,300(3)               8.27%
11 Greenway Plaza, 19th Floor
Houston, TX  77210

--------------------

(1) Shares received pursuant to the Company's June 1997 purchase of substantially all the assets of Vendell Healthcare, Inc. These shares will be distributed to the public bondholders of Vendell Healthcare, Inc. upon its liquidation pursuant to a Chapter 11 proceeding in the United States Bankruptcy Court for the Middle District of Tennessee.
(2) Based on information included in Form 13G filed by The Kaufman Fund, Inc. with the Securities and Exchange Commission on March 12, 1997 and information included in Form 13F filed with the Securities and Exchange Commission for the period ended June 30, 1997.
(3) Based on information included in Form 13F filed by AIM Management Group, Inc. with the Securities and Exchange Commission for the period ended June 30, 1997 and discussions with AIM Management Group, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of the Record Date with respect to the Common Stock beneficially owned by each director, each of the executive officers named in the Summary Compensation Table (collectively, the "Named Officers"), and by all directors and executive officers as a group. Unless otherwise noted, the Company has been advised that all of the shares listed below are beneficially owned, and the sole investment and voting power is held, by the person named.

                                        AMOUNT AND NATURE OF
      NAME                              BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
      ----                              -----------------------    ----------------
Amy S. Harrison(2)(3)                        355,913                   4.52%
Martha A. Petrey, Ph.D.(2)(3)                324,747                   4.13%
William J Ballard(2)(3)                       72,334                    .92%
Thomas B. Clark(2)                            11,000(4)                  *
Joseph A. Fernandez, Ed.D.(2)                 17,328(5)                  *
David L. Warnock(2)                           10,250(6)                  *
Stephen H. Norris(3)                          22,268                     *
Donald B. Whitfield(3)                        19,567                     *
All Executive Officers and Directors as      862,848                  10.74%
         a Group (12 persons)

------------------------
  *  Less than one percent

(1) Pursuant to rules of the Securities and Exchange Commission (the "SEC"), the shares indicated include the following shares issuable upon exercise of outstanding stock options:

William J Ballard                                      31,334
Amy S. Harrison                                        51,334
Martha A. Petrey, Ph.D.                                40,168
Stephen H. Norris                                      22,168
Donald B. Whitfield                                    19,334
Thomas B. Clark                                        10,000
Joseph A. Fernandez, Ed.D.                             10,000
David L. Warnock                                       10,000
All Executive Officers and
     Directors as a Group                             217,673

    The shares issuable to each of these persons and to all executive officers and directors as a group upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by that person and for all executive officers and directors as a group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(2) Director.
(3) Named Officer.
(4) Includes 1,000 shares of Common Stock held by the spouse of Mr. Clark, of which Mr. Clark disclaims beneficial ownership.
(5) The shares indicated also include a warrant to purchase 3,858 shares of Common Stock.
(6) Does not include 834,280 shares of Common Stock owned by Strategic Partners. Mr. Warnock serves as a consultant to the Advisory Committee of Strategic Partners and is the former President of T. Rowe Price Strategic Partners II, L.P., the general partner of Strategic Partner. In such capacity, Mr. Warnock may be deemed to share voting and investment power with respect to such shares. Mr. Warnock disclaims beneficial ownership of such shares.

REPORTS OF BENEFICIAL OWNERSHIP UNDER SECTION 16(A) OF THE EXCHANGE ACT

         Pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates. Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 1997 fiscal year, with the exception of the filing of a Form 5 on behalf of each executive officer within 45 days after June 30, 1997, reflecting the award on May 14, 1997 of options to purchase an aggregate of 114,000 shares of Common Stock pursuant to the 1987 Employee Stock Option Plan. These option awards will be reported on Form 4 or Form 5, as appropriate, prior to October 31, 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for the past three fiscal years, and for the three months ended June 30, 1996 (see note 1 below), for the Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at June 30, 1997 (collectively, the "Named Officers").

                                                                       Long-Term
                                        Annual Compensation           Compensation
                              -------------------------------------   ------------
                                                                         Awards
                                                                         ------

  Name and Principal          Year or                                    Options/     All Other
       Position               Period      Salary ($)      Bonus ($)      SARs (#)   Compensation($)
 ------------------           -------     ----------      ---------      --------  ----------------
William J Ballard               1997       165,000         91,015         50,000
Chairman, Chief                 1996(1)     40,000         26,059         10,000
Executive Officer and           1996       160,000         94,429         12,000         --
Director                        1995       160,000         67,403         20,000         --
Amy S. Harrison                 1997       165,000         91,015         25,000
Vice Chairman,                  1996(1)     40,000         26,059         10,000
President and Director          1996       160,000         94,429         12,000     90,000(2)
                                1995       160,000         67,403         20,000         --
Martha A. Petrey, Ph.D.         1997       130,000         37,264          7,000
Executive Vice President        1996(1)     32,500         13,029          5,500
and Director                    1996       130,000         47,214          8,000     90,000(2)
                                1995       130,000         31,294         13,000         --
Stephen H. Norris               1997       103,125         46,166         10,000
Executive Vice President        1996(1)     25,000         10,858          5,500
                                1996        96,557         35,411          8,000         --
                                1995        96,000         24,072         10,000         --
Donald B. Whitfield(3)          1997        86,250         27,304          7,000
Vice President - Finance,       1996(1)     20,625          7,818          4,000
Secretary and Treasurer         1996        77,083         25,181          4,500

----------------------------

(1) In March 1997, the Company's Board of Directors voted to change the fiscal year end from March 31 to June 30, effective with the three month period ended June 30, 1996. These reported amounts reflect compensation for the three month period ended June 30, 1996.
(2) Consists of supplemental compensation paid to Ms. Harrison and Dr. Petrey.
(3) Amounts for 1995 are not reported as total salary and bonus paid to Mr. Whitfield did not exceed $100,000 for such period.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The table below shows information concerning the grants of stock options pursuant to the Employee Plan during the fiscal year ended June 30, 1997 to the Named Officers. No Stock Appreciation Rights ("SARs") have ever been granted by the Company.


                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                  Annual Rates of Stock
                                                                                  Price Appreciation For
                                 Individual Grants                                    Option Term
--------------------------------------------------------------------------------  ----------------------
                             Number       % of Total
                              of          Options/
                          Securities         SARs
                          Underlying      Granted to
                          Options/        Employees      Exercise
                            SARs             in          or Base
                          Granted(1)      Fiscal Year     Price      Expiration
 Name                        (#)                         ($/Sh)         Date        5%($)     10%($)
 ----                     ----------      -----------    --------    ----------     -----     ------
William J Ballard           50,000          22.3%          12.00      05/14/07     377,400    956,400
Amy S. Harrison             25,000          11.2%          12.00      05/14/07     188,700    478,200
Martha A. Petrey, Ph.D.      7,000           3.1%          12.00      05/14/07      52,836    133,896
Stephen H. Norris           10,000           4.5%          12.00      05/14/07      75,480    191,280
Donald B. Whitfield          7,000           3.1%          12.00      05/14/07      52,836    133,896


-----------------------
(1) These options become exercisable over a three-year period ending May 14, 2000, with one-third of the options vesting on May 14 of each year.

AGGREGATED OPTION/SAR EXERCISES
IN LAST FISCAL YEAR AND TRANSITION PERIOD AND FISCAL YEAR END OPTION/SAR VALUES

         The table below provides information as to the number of shares acquired during the fifteen month period ended June 30, 1997 upon the exercise of outstanding options and the value realized from the subsequent sale of such shares. Also reported are the number of shares covered by both exercisable and unexercisable stock options pursuant to the Employee Plan as of June 30, 1997 and the values for the "in-the-money" options, which represent the spread between the exercise price of any such existing stock options and the year end price of the Common Stock.


                                                         Number of Securities      Value of Unexercised
                            Shares                       Underlying Unexercised         In-the Money
                            Acquired                       Options/SARs at           Options/SARs at
                              on                             Year End (#)               Year End ($)
                            Exercise       Value           Exercisable (E)/          Exercisable (E)/
 Name                         (#)        Realized($)       Unexercisable (U)         Unexercisable (U)
 ----                      -----------   -----------     ----------------------    ---------------------
William J Ballard           50,000         724,000           71,334 E                  824,516 E
                            10,000*        236,925           60,666 U                  141,750 U

Amy S. Harrison               --              --             51,334 E                  431,000 E
                            10,000*        228,125           35,666 U                   88,625 U

Martha A. Petrey, Ph.D.       --              --             40,168 E                  331,214 E
                            10,000*        228,125           13,332 U                   38,536 U

Stephen H. Norris             --              --             22,168 E                  216,913 E
                            5,000*          99,375           16,332 U                   44,911 U

Donald B. Whitfield           --              --             19,334 E                  170,562 E
                            5,875*         121,172           11,166 U                   28,188 U

         * Options exercised during the transition period from April 1, 1996 through June 30, 1996, which transition period resulted from the Company's change in fiscal year end from March 31 to June 30.

         The Company has no long-term incentive plans or defined benefit or actuarial plans covering any employees of the Company as is defined in SEC regulations.

DISCLOSURE OF COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is composed of Messrs. Clark and Warnock and Dr. Fernandez. See "Certain Transactions."

CERTAIN TRANSACTIONS

         Amy S. Harrison and Martha A. Petrey, Ph.D., who serve as executive officers and directors of the Company, lease certain operating properties to the Company. Payments to Ms. Harrison and Dr. Petrey under these month-to-month rental arrangements totaled $101,000 for the fiscal year ended June 30, 1997.

         In June 1996, the Company entered into a one-year agreement with Joseph
A. Fernandez & Associates, Inc., of which Dr. Fernandez serves as President, for the provision of certain marketing and consulting services to the Company. Pursuant to the terms of this agreement, Joseph A. Fernandez & Associates, Inc. is paid a monthly fee of $4,167 and will receive warrants for 20,000 shares of Common Stock for each new Company program obtained as a result of services provided under the agreement that meet specified annual operating income criteria.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee is responsible for review and approval of the Company's executive compensation policies and administers the Company's stock incentive plans. See "Meetings and Committees of the Board of Directors." The Company's executive compensation policies are designed to provide competitive levels of compensation, while integrating total compensation with Company performance. Accordingly, the Company's executive compensation program has three primary components: base salary, annual bonus, and stock option awards.

         The Compensation Committee approves salary and bonus ranges. Bonus awards are tied directly to the achievement of specified operating results. The specific criteria for awarding bonuses and the amounts of such bonuses are determined by the Compensation Committee, and are based on the attainment of targeted levels of earnings. For the fiscal year ended June 30, 1997, the Company exceeded the targeted level of earnings and, consequently, the executive officers of the Company received performance bonuses which aggregated $361,025.

         The Compensation Committee believes that stock options are an excellent means for compensating employees because options tend to reward their holders for long-term market performance of the Common Stock. The Company generally grants options with exercise prices equal to the market price on the date of the grant and the options are exercisable over a ten-year period. In the fiscal year ended June 30, 1997, the Company granted an aggregate of 149,000 stock options to executive officers in recognition of their prior service to the Company and as an incentive to such officers to more closely align their interests with the Company's shareholders and promote the Company's long-term success.

         The Company's Chief Executive Officer, William J Ballard, does not have an employment agreement with the Company; however, the Company's employment relationship with Mr. Ballard is reviewed annually. The Compensation Committee believes that Mr. Ballard's base salary of $200,000 is competitive with the base salary of other chief executive officers of comparably sized companies. Mr. Ballard is also eligible for an incentive bonus based on the Company's operating performance in fiscal 1998. The specific criteria for the awarding of such bonus is approved by the Compensation Committee. The Compensation Committee believes that the compensation package offered to Mr. Ballard is appropriate in relation to compensation packages for similarly situated officers of publicly held companies, especially in light of the record financial performance of the Company in fiscal 1997 and the consummation of the acquisition of substantially all of the assets of Vendell Healthcare, Inc. and its subsidiaries.

         The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. Because the Company is in no immediate danger of losing any deduction, the Company has not yet taken any action to qualify its stock incentive plans as performance-based compensation.

         The tables set forth under "Executive Compensation" and the accompanying narrative and footnotes reflect the decisions covered by the above discussion.

Thomas B. Clark
Joseph A. Fernandez, Ed.D.
David L. Warnock

                             STOCK PERFORMANCE GRAPH

         The following graph demonstrates the cumulative total return to shareholders of the Common Stock during the previous five years in comparison to the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and a select peer group of companies. The cumulative total return basis assumes reinvestment of dividends.

----------------------------------------------------------------------------------------------
                                     6/30/92   6/30/93   6/30/94   6/30/95   6/30/96   6/30/97
----------------------------------------------------------------------------------------------
Children's Comprehensive
Services, Inc.                       $100.00   $37.50    $165.00   $195.00   $860.00   $565.00
----------------------------------------------------------------------------------------------
Nasdaq Stock Market (US Companies)   $100.00   $125.76   $126.97   $169.48   $217.59   $264.57
----------------------------------------------------------------------------------------------
NYSE/AMEX/NASDAQ Stocks
(SIC 8200-8299 US Cos.)              $100.00   $102.70   $92.76    $124.57   $212.85   $273.84
----------------------------------------------------------------------------------------------


* Peer Group index includes Companies in SIC 8200, Educational Services. The index was prepared by the center for Research in Securities Prices, The University of Chicago Graduate School of Business.

                PROPOSAL 2: APPROVAL OF 1997 INCENTIVE STOCK PLAN

         The 1997 Stock Incentive Plan (the "Plan") was approved by the Company's Board of Directors as of June 3, 1997, subject to approval by the Company's shareholders. The Plan's purpose is similar to the purposes of the 1987 Employee Stock Option Plan and the 1989 Stock Option Plan for Non-Employee Directors, both of which are replaced by the Plan. The purpose of the Plan is to attract, retain and reward key employees of and consultants to the Company and its subsidiaries and affiliates, and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash. Approximately 100 key employees, consultants and directors will be eligible to participate in the Plan. The Plan will be administered by a committee (the "Committee") of not less than two directors who are not officers or employees of the Company or any subsidiary or affiliate of the Company ("Outside Directors"), which Committee will initially be the Compensation Committee. On June 3, 1997 and August 13, 1997, the Board of Directors granted options to purchase 65,000 and 10,000 shares of Common Stock, respectively, under the Plan, subject to shareholder approval of the Plan.

OPTIONS AND OTHER STOCK-BASED AWARDS

         The Plan authorizes the granting of options to purchase up to 1,000,000 shares of Common Stock of the Company, 150,000 of which are reserved for issuance to Outside Directors. The number of shares of Common Stock authorized under the Plan will be subject to adjustment upon the occurrence of certain events (including merger, reorganization, stock dividend and the like) to prevent dilution or enlargement of option rights. The types of options that may be granted under the Plan include Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and Non-Qualified Stock Options (those options that are not entitled to the advantages under federal income tax laws that are afforded to Incentive Stock Options). Incentive Stock Options may be granted only to individuals who are employees of the Company or any subsidiary of the Company. The Plan also authorizes the granting of stock appreciation rights, restricted stock, and other stock-based awards such as performance shares and exchangeable securities.

OPTION PRICE

         The option price will be determined by the Committee at the time of grant, and will be at least 100% (or, for employees owning stock possessing over 10% of the total voting power of all classes of stock of the Corporation or any subsidiary, at least 110%) of the fair market value of the Common Stock at the date of grant, in the case of Incentive Stock Options, and at least 50% of the fair market value of the Common Stock at the date of grant in the case of Non-Qualified Stock Options. In the case of Non-Qualified Stock Options granted to Outside Directors, the option price will equal the fair market value of the Common Stock on the date of grant. As determined by the Committee, the option price may be paid in the form of unrestricted shares of Common Stock already owned by the optionee or, in the case of a Non-Qualified Stock Option, restricted shares of Common Stock or shares subject to such option or another award under the Plan (in each case valued at the fair market value of the Common Stock on the date the option is exercised). To the extent that the option price is paid with unrestricted shares of Common Stock, the Committee may award a new stock option to the employee to replace the Common Stock that was surrendered. To the extent that the option price is paid with restricted shares of Common Stock, such restricted shares will remain restricted in accordance with the original terms of the restricted stock award in question, and any additional Common Stock received upon exercise will be subject to the same forfeiture restrictions, unless otherwise determined by the Committee.

DURATION AND EXERCISABILITY

          The term of each option will be fixed by the Committee, but no Incentive Stock Option will be exercisable for more than ten years (or, with respect to those granted to employees owning stock possessing over 10% of the total voting power of all classes of stock of the Company or of any subsidiary, more than five years) after the date of grant. Generally, no option will be exercisable before the first anniversary of the date of grant with the exception of Outside Director stock options, which will become exercisable six months after the date of grant.

AWARDS TO OUTSIDE DIRECTORS

         Under the Plan, on the date of each annual meeting of the Company's shareholders, each Outside Director will be entitled to receive an automatic grant of a Non-Qualified Stock Option to purchase 5,000 shares of Common Stock. The terms and conditions of any awards to Outside Directors will be determined by the Board of Directors as the Committee will have no authority to make such determination. Each option will become exercisable six months after the date of grant and, if unexercised, will expire ten years from the date of grant.

CHANGE IN CONTROL PROVISIONS

         In the event of a Change in Control or Potential Change in Control of the Company, any option or other stock-based award awarded under the Plan but not previously exercisable and vested will become fully exercisable and vested, and all outstanding options will be cashed out. The cash-out price for Non-Qualified Stock Options and other stock-based awards (except as provided below) will generally be based on the highest price per share paid in any Nasdaq-reported trade or any bona fide transaction related to the Change in Control or Potential Change in Control, in each case as determined by the Committee. The cash-out price of Incentive Stock Options and related stock appreciation rights will be based on transactions reported for the date on which the optionee exercised such option.

         A "Change in Control" generally will arise (i) when a person or entity becomes the beneficial owner of securities possessing 35% or more of the voting power of the Company's outstanding securities, (ii) when, as the result of a cash tender or exchange offer, less than a majority of the voting power of the Company's outstanding securities is held by persons who held such securities immediately prior to the tender or exchange offer, or (iii) during any period of two consecutive years, directors who at the beginning of such period constituted the Board of Directors no longer constitute at least a majority thereof, unless the new directors were approved by at least two-thirds of the directors of the Company then in office. A "Potential Change in Control" generally means (i) the approval by the shareholders of any agreement, the consummation of which would result in a Change in Control or (ii) the acquisition of beneficial ownership of securities of the Company representing 5% or more of the voting power of the Company's outstanding securities and the adoption of a resolution by the Committee to the effect that a Potential Change in Control has occurred.

FEDERAL INCOME TAX CONSEQUENCES

         Under the Plan, the Company may grant both Incentive Stock Options intended to qualify as such under Section 422 of the Code and Non-Qualified Stock Options. No income is recognized by the optionee at the time of grant of an option under the Plan. In addition, there are no federal income tax consequences to the Company upon the grant of an option to an optionee.

         Incentive Stock Options. An optionee who exercises an Incentive Stock Option generally is not taxed at the time he exercises such option. Instead, when an optionee sells Common Stock purchased pursuant to an Incentive Stock Option, he is taxed on the difference between the exercise price and the amount for which he sells the Common Stock. The character of the income recognized by the optionee (e.g. capital gain or ordinary income) depends upon the amount of time the Incentive Stock Option is held prior to the sale. If the Common Stock is not sold prior to the later of two years from the date the option is granted or one year from the date it is exercised, the entire gain is taxed as a capital gain (the Company may not take a corresponding compensation expense deduction). If this Common Stock is sold prior to such time, the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date of exercise or (b) the amount for which it is sold, is taxed as ordinary income (and the Company is entitled to a corresponding deduction). If the Common Stock is sold for an amount in excess of its fair market value on the date of exercise, the excess is taxed as capital gain.

         Non-Qualified Stock Options. Upon the exercise of a Non-Qualified Stock Option, the amount by which the fair market value of the Common Stock on the exercise date exceeds the exercise price will generally be taxable to the optionee as ordinary income, and that amount will be included in the optionee's Form W-2 and, accordingly, will be reported to the Internal Revenue Service and any appropriate state tax authorities as additional income earned by the optionee. (The Company will generally be entitled to a compensation expense deduction upon the exercise of such an option in an amount equal to the compensation received by the optionee as ordinary income; the deduction is allowed to the Company in the same taxable year in which the income is included by the optionee.)

      The sale of shares acquired upon the exercise of a Non-Qualified Stock Option may result in capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale and the optionee's tax basis in the shares. If payment of the option exercise price is made by cash or check, the tax basis of the shares of Common Stock will be equal to the fair market value on the date of exercise, but not less than the option exercise price. The holding period for determining long or short term capital gain for the Common Stock will begin on the day after the shares are acquired pursuant to the exercise of the option.

CASH BONUS
       In the case of a Non-Qualified Stock Option or certain Incentive Stock Options, the Committee may award the optionee the right to receive a cash bonus calculated to pay federal and state income tax incurred by the optionee upon exercise thereof.

      The affirmative vote of a majority of the shares of Common Stock present and entitled to vote thereon is required for approval of the 1997 Stock Incentive Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

               PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the 1998 fiscal year, subject to approval by the shareholders. Ernst & Young LLP has served as the Company's independent auditors since its inception in July 1985. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions.

      The affirmative vote of a plurality of the shares of Common Stock present and voting thereon is required for adoption of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

                            PROPOSALS OF SHAREHOLDERS

      Shareholders intending to submit proposals for presentation at the fiscal 1998 Annual Meeting of Shareholders of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Donald B. Whitfield, Secretary, Children's Comprehensive Services, Inc., 805 South Church Street, Murfreesboro, Tennessee 37130. Proposals must be in writing and must be received by the Company prior to June 26, 1998. Proposals should be sent to the Company by certified mail return receipt requested.

                                         By Order of the Board of Directors


                                          /s/ Donald B. Whitfield
                                         -----------------------------------
                                         Donald B. Whitfield
                                         Secretary

                                                                    Appendix A


                    CHILDREN'S COMPREHENSIVE SERVICES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 12, 1997

   The undersigned hereby appoints William J Ballard and Donald B. Whitfield and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Children's Comprehensive Services, Inc. (the "Company"), to be held on Wednesday, November 12, 1997, at the offices of the Company at 805 South Church Street, Murfreesboro, Tennessee at 10:00 a.m., local time, and any adjournments thereof.

   (1) ELECTION OF DIRECTORS:

       [ ] FOR all of the following nominees (except as indicated to the contrary below):

       William J Ballard, Amy S. Harrison, Martha A. Petrey, Ph.D., Thomas B. Clark, Joseph A. Fernandez, Ed.D., and David L. Warnock.

       [ ] AGAINST the following nominee(s); (please print name(s)):

      --------------------------------------------------------------------------

       [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominee(s); (please print name(s)):

      --------------------------------------------------------------------------

       [ ] AGAINST all nominees

       [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

   (2) For approval of the 1997 Stock Incentive Plan.

        [ ] FOR        [ ] AGAINST       [ ] WITHHOLD AUTHORITY (ABSTAIN)

   (3) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

        [ ] FOR        [ ] AGAINST       [ ] WITHHOLD AUTHORITY (ABSTAIN)

   (4) In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                    (PLEASE DATE AND SIGN THIS PROXY BELOW.)

   Your shares will be voted in accordance with your instructions. If no choice is specified your shares will be voted FOR the nominees in the election of directors, FOR approval of the 1997 Stock Incentive Plan and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.


                                               Date:                       ,1997
                                                    -----------------------

                                                PLEASE SIGN HERE AND RETURN
                                                PROMPTLY

                                                --------------------------------

                                                --------------------------------

                                                PLEASE SIGN EXACTLY AS YOUR NAME
                                                APPEARS AT LEFT. IF REGISTERED
                                                IN THE NAMES OF TWO OR MORE
                                                PERSONS, EACH SHOULD SIGN.
                                                EXECUTORS, ADMINISTRATORS,
                                                TRUSTEES, GUARDIANS, ATTORNEYS,
                                                AND CORPORATE OFFICERS SHOULD
                                                SHOW THEIR FULL TITLES.

--------------------------------------------------------------------------------

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